                                                                   Exhibit 99(a)

                                     [Front]

                                    UST CORP.
         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF UST CORP.

The undersigned stockholder of UST Corp., a Massachusetts corporation (the "Company"), hereby constitutes and appoints Neal F. Finnegan, Eric R. Fischer and James K. Hunt, and each of them, his Attorneys and Proxies (with full power of substitution in each), and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse, all the shares of Common Stock of the Company held of record by the undersigned on May 7, 1998 at the Special Meeting of Stockholders of the Company, to be held on Wednesday, June 10, 1998, and at any adjournments thereof.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED HOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

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  PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE
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Please sign this Proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustee and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of the authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

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/X/   PLEASE MARK VOTE
      AS IN THIS EXAMPLE

1.) Aproval of the Affiliation Agreement with Affiliated Community Bancorp, Inc. and the transactions contemplated thereby.

     For       Against        Abstain
     |_|        |_|             |_|

2.) Amendment to UST Articles increasing the number of authorized shares from 45,000,000 to 75,000,000.

     For       Against        Abstain
     |_|        |_|             |_|

Authorizing the Proxies in their discretion to consider and act upon such other matters as may properly come before the meeting.

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Please be sure to sign and date this proxy.     Date
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Shareholder sign here      Co-owner sign here
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Mark box at right if comments or address change have been noted on the reverse
side of the card.                   |_|